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                                                               Exhibit 99.(c)(1)

                              Micro Warehouse, Inc.
                             535 Connecticut Avenue
                                Norwalk, CT 06854


                                                      November  22, 1999


BYOWC Partners LLC
9965 Wilshire Boulevard
Beverly Hills, California  90212

Ladies and Gentlemen:

            We are prepared to furnish to you information which is confidential, proprietary or otherwise not generally available to the public in connection with the negotiation of a transaction document in the negotiation of a possible transaction (a "Transaction"). In consideration thereof and as a condition thereto, we each agree (as to ourselves and our respective affiliates) as follows:

            1. NONDISCLOSURE OF INFORMATION. Subject to Section 2 hereof, each of us will (a) keep the Information furnished to us by the other party and its Representatives confidential and (b) not use any such Information other than in connection with the Transaction. Each of us may, however, disclose any such Information to our respective Representatives, but only if such Representatives reasonably need to know such Information in connection with the Transaction. Each of us will (i) inform our respective Representatives receiving any such Information of the confidential nature thereof and of this letter agreement,
(ii) direct our respective Representatives to treat any such Information confidentially and not to use it other than in connection with the Transaction, and (iii) be responsible for any of our respective Representatives' improper use of any such Information (including without limitation by such Representatives who, subsequent to the first date of disclosure of Information hereunder, become our former Representatives). Subject to Section 2 hereof, without the prior consent of the other party, each of us will not, and will each direct our respective Representatives not to, disclose to any third person (1) that any such Information has been made available to us, (2) that discussions relating to a possible Transaction are taking place, or (3) any other facts with respect to any such discussions.

            2. NOTICE PRECEDING COMPELLED DISCLOSURE. If we or any of our respective Representatives are requested to disclose any of the Information furnished to us by the other party and its Representatives, we will promptly notify the party furnishing such Information to permit it to seek a protective order or take other appropriate action. Each of us will also cooperate in such party's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Information. If, in the absence of a protective order, either of us or our respective Representatives
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BYOWC Partners LLC
November 22, 1999
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are, in the opinion of our respective counsel, compelled as a matter of law to disclose any such Information to a third party, we may disclose to the third party compelling disclosure only the part of such Information as the disclosing party determines in good faith is required by law to be disclosed (in which case, prior to such disclosure, we will use reasonable efforts to advise and consult with the party furnishing such Information and its counsel as to such disclosure and the nature and wording of such disclosure) and we will each use our respective reasonable efforts, at the providing party's request and expense, to obtain confidential treatment therefor.

            3. TREATMENT OF INFORMATION. Each of us will treat and maintain the Information furnished to us by the other party and its Representatives under this letter agreement in substantially the same manner as we treat and maintain confidential information in the ordinary course of our respective business. As soon as possible upon the written request of such other party or upon the termination of negotiations relating to the Transaction by either of us, we and our respective Representatives will return to the other party all tangible Information which has been provided to us by the other party and its Representatives and will destroy (or, at our option, return to the other party) all Information that has been prepared by the receiving party and its Representatives. Such destruction (or return) will be confirmed in writing to such other party. Any such Information that is not so destroyed (or returned) will remain subject to this letter agreement. You hereby acknowledge that you are aware and that your Representatives have been advised by us that applicable securities laws may prohibit any person who has material, non-public information from purchasing or selling our securities or from communicating the information to any other person or entity.

            4. PUBLIC INFORMATION. Each of us agrees that this letter agreement will not apply to such portions of the Information furnished to us by the other party or its Representatives which (a) are or become generally available to the public through no action of the party to which such Information was furnished and their Representatives or (b) are or become available to the party to which it was furnished hereunder on a nonconfidential basis from a source, other than from the other party or its Representatives, which the receiving party believes, after reasonable inquiry, was not prohibited from so disclosing such portions by a contractual, legal or fiduciary obligation to the providing party.

            5. CERTAIN ACTIONS. (A) COORDINATION OF CONTACTS. During the course of negotiations relating to the Transaction prior to the execution of a definitive agreement with respect to the Transaction (a "Definitive Agreement"), we each agree that we will not, and will instruct our respective Representatives not to initiate contact with any director, officer, employee or person known to us to be a lender, securityholder, or member of the other party in connection with the Transaction, except as authorized by an Authorized Representative of the other party. The Company's Authorized Representatives are Frederick H. Fruitman and Bruce L. Lev. Your Authorized Representative is Alfred D. Boyer. If negotiations relating to the Transaction is terminated by either of us, we and our respective Representatives will permanently cease all such contacts, whether or not previously
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BYOWC Partners LLC
November 22, 1999
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authorized, other than contacts with the Authorized Representatives unless such
Authorized Representatives authorize further contacts.

            (b) NO SOLICITATION. You agree that for a period of two years from the date of this letter agreement, except within the terms of our specific prior written consent, neither you, nor any of your Representatives on your behalf, will directly or indirectly solicit for employment or hire any director, officer or employee of the Company or any subsidiary whose salary and bonus exceeded $100,000 in the year prior to the earlier of the date of such solicitation or the date of hire, except that you will not be precluded from hiring any such employee who (i) responds to a public advertisement placed by you or (ii) has terminated employment with the Company prior to commencement of solicitation of such employee.

            (c) NO DISPARAGEMENT. If, prior to entering into a Definitive Agreement, our Board of Directors (the "Board") publicly discloses that it is considering or that it has approved any transaction with a third party involving a merger, consolidation, material joint venture, sale of substantial assets or stock or other form of business combination or acquisition transaction (an "Alternative Transaction"), you agree that, from the time you first learn that the Board is considering an Alternative Transaction until the end of one year from the date of this Agreement, (I) neither you nor your Representatives will
(a) publicly disparage or privately disparage the Company in a manner meant to harm the Company or its reputation as opposed to the expression of a view in a personal conversation that is not meant to interfere with an Alternative Transaction by disparaging the Company, or (b) appear before or otherwise communicate with any governmental authority, including without limitation, any anti-competition and or regulatory authority, that has direct or indirect authority over the Company, the third party or their respective affiliates (a "Regulatory Authority") to oppose, or influence the Regulatory Authority to oppose, the Alternative Transaction and (II) the Company will not publicly disparage or privately disparage you or your members in a manner meant to harm you or your members or their reputation as opposed to the expression of a view in a personal conversation. The foregoing covenant will not, however, (i) preclude or limit you from exercising any right you or the Company may have under any existing contract or interfere with the conduct of the existing business with the Company or any of our affiliates, on the one hand, and you or any of your affiliates, on the other hand, or (ii) prohibit you from responding to any specific written request from a Regulatory Authority (so long as it did not solicit or encourage that request, it being understood that disclosure to the Regulatory Authority of the existence of the terms of this Agreement in response to an oral request from a Regulatory Authority will not constitute solicitation or encouragement of a written request).

            (d) SURVIVAL. The foregoing provisions of this Paragraph 5 will remain in effect for the periods specified herein notwithstanding that some or all of the Information has become publicly disclosed or outdated or that any portion of this letter agreement has become inoperative as to any portion of the Information.
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BYOWC Partners LLC
November 22, 1999
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            6. CERTAIN OBLIGATIONS ONLY ON DEFINITIVE AGREEMENT. No agreement providing for any Transaction will be deemed to exist unless and until a Definitive Agreement has been executed and delivered by each of us and each of the other parties thereto, and we each hereby irrevocably waive any claims (including without limitation breach of contract) in connection with any Transaction contemplated hereby unless and until a Definitive Agreement has been so executed and delivered and then only pursuant to the terms thereof and applicable law. Unless and until a Definitive Agreement has been so executed and delivered, neither of us nor any of our respective Representatives has any legal obligation to the other or any of its affiliates of any kind with respect to any Transaction because of this letter agreement or any other written or oral expression with respect to any Transaction, except, in the case of this letter agreement, for the matters specifically agreed to herein. For purposes of this Paragraph 6, the term "Definitive Agreement" does not include a letter of intent or any other preliminary written agreement, whether or not executed, nor does it include any actual or purported written or verbal acceptance of any offer or proposal. Except as otherwise expressly agreed in writing or as expressly provided herein, each of us and our respective Representatives will be free to conduct the process relating to any Transaction as they in their sole discretion determine (including without limitation changing any procedures relating to a Transaction, or negotiating with and entering into a Definitive Agreement with any other person, without in any such case prior notice to the other of us or any other person). Neither party will have any claims against the other party or any of its Representatives arising out of or relating to any Transaction other than those, if any, arising under this letter agreement in accordance with the terms hereof or as parties to a Definitive Agreement.

            7. GENERAL PROVISIONS. (a) No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. No document or other action purporting to have been signed on behalf of or to bind either of us will be operative for purposes of this letter agreement unless it is in writing and is signed by an Authorized Representative. This letter agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Money damages would not be a sufficient remedy for any violation of the terms of this letter agreement and, accordingly, each of us will be entitled to specific performance and injunctive relief as remedies for any violation, in addition to all other remedies available at law or equity. We consent to personal jurisdiction in any action brought in any federal or state court within the State of New York having subject matter jurisdiction in the matter for purposes of any action arising out of this letter agreement. This letter agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

            (b) Each of us is a sophisticated legal entity and was advised and will continue to be advised by experienced counsel, and to the extent we deem appropriate other advisors, in connection with any Transaction. We agree that as between us (and any of our respective representatives) our rights pursuant to the Definitive Agreement will be the sole and exclusive rights, obligations and remedies with respect to the use of the Information by us or any of our Representatives and any
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BYOWC Partners LLC
November 22, 1999
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Transaction. Without limiting the generality or effect of the foregoing, as a material inducement to the furnishing of the Information, and in light of, among other factors, the acknowledgments contained herein, we each hereby waive any claim or cause of action that we otherwise might assert, including without limitation under common law (including without litigation common law fraud, constructive fraud, negligent misrepresentation and similar theories) or federal or state securities laws (including without limitation Rule 10b-5 under the Securities Exchange Act of 1934), trade regulation, environmental or other laws, by reason of any Transaction, except for claims or causes of action brought under and subject to the terms of a Definitive Agreement. We agree that neither of us will have any liability or obligation to the other or its Representatives in respect of any claim or cause of action that is or may be brought in respect of the use of the Information by us or any of our Representatives or any Transaction except pursuant to a Definitive Agreement.

            (c) Without limiting the generality or effect of any other provision of this letter agreement, we hereby acknowledge and agree on behalf of ourselves and our affiliates that, regardless of the facts and circumstances, (i) none of our respective Representatives had, has or will have any duty to the other of us in connection with any Transaction and (ii) neither of us has any right to recovery against any of the other's Representatives in respect of any Transaction on any theory, whether for alleged breach of contract, negligent misrepresentation, actual or constructive fraud, federal or state securities or other laws or otherwise.

            8. CERTAIN DEFINITIONS. As used in this letter agreement, (a) the "Company" means, Micro Warehouse, Inc. and the affiliates controlled by it, and "you" means BYOWC Partners LLC and the affiliates controlled by it and any group of which it is a member (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder), (b) the term "we," "us," and "our" includes the Company and you, (c) the terms or phrases "affiliate," "beneficial owner," "election contest," "equity security," "group," "participant," "person," "proxy," "security" and "solicitation" (and the plurals thereof) have the meanings ascribed to such terms under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (d) all information (written or otherwise) that is confidential, proprietary or otherwise not generally available to the public and is furnished by one party to the other, whether furnished by such party or by its respective Representatives, together with all written or electronically stored documentation prepared by the party receiving such information or its respective Representatives to the extent derived from or containing such information (such prepared documentation being deemed for purposes of this letter agreement to have been "furnished") is herein referred to as the "Information", and (e) any director, member, officer, employee, agent, lender, equity participant or other financing source or representative, including without limitation any accountant, attorney and financial advisor, is herein referred to as a "Representative."
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BYOWC Partners LLC
November 22, 1999
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            Please sign and return one copy of this letter agreement to evidence your acceptance of and agreement to the foregoing, whereupon this letter agreement will become the binding obligation of each of the undersigned.

                                    MICRO WAREHOUSE, INC.


                                    By: /s/ BRUCE L. LEV
                                        ------------------------------------
                                        Name: Bruce L. Lev
                                        Title: Executive Vice President -
                                               General Counsel


Accepted and agreed to as of
the date first above written:

BYOWC PARTNERS  LLC


By: /s/ ALFRED D. BOYER
    --------------------------------
    Name: Alfred D. Boyer
    Title: Managing Member